UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 29, 2016

Hercules Capital, Inc.

(formerly known as Hercules Technology Growth Capital, Inc.)

(Exact name of registrant as specified in its charter)

Maryland	814-00702	74-3113410
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

400 Hamilton Ave., Suite 310 Palo Alto, CA		94301
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (650) 289-3060

Not Applicable

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 29, 2016, the board of directors of Hercules Capital, Inc. (the “Company”) approved an amendment and restatement of the Company’s 2004 Equity Incentive Plan (the “Amended and Restated Plan”). The Amended and Restated Plan now provides, in addition to the preexisting types of awards available for grant thereunder and among other things, (1) for the grant of restricted stock units; (2) for the deferral of the receipt of the shares of the Company’s common stock underlying vested restricted stock units; (3) that grantees may receive up to 10% of the value of the tentative restricted stock unit grants proposed for any grantee in the form of an option to acquire shares of the Company’s common stock; (4) that awards of restricted stock units may include performance vesting conditions; (5) that awards may require that all or a portion of the shares of the Company’s common stock delivered in respect of any vested restricted stock unit award be subject to a specified post-delivery holding period; and (6) that restricted stock unit awards may accrue dividend equivalents in respect of the Company’s common stock underlying any restricted stock unit award payable in the form of cash or additional shares of the Company’s common stock to the extent, and in respect of, any vested restricted stock units. The foregoing description of the Amended and Restated Plan does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended and Restated Plan, Form of Restricted Stock Unit Award Agreement, and Form of Performance Restricted Stock Unit Award Agreement, copies of which are filed herewith as Exhibit 10.1, 10.2, and 10.3, respectively, and incorporated by reference.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

10.1	Hercules Capital, Inc. Amended and Restated 2004 Equity Incentive Plan

10.2	Form of Restricted Stock Unit Award Agreement

10.3	Form of Performance Restricted Stock Unit Award Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HERCULES CAPITAL, INC.

January 5, 2017	By:	/s/ Melanie Grace
Melanie Grace General Counsel

EXHIBIT INDEX

Exhibit No.	Description of Exhibits

10.1	Hercules Capital, Inc. Amended and Restated 2004 Equity Incentive Plan

10.2	Form of Restricted Stock Unit Award Agreement

10.3	Form of Performance Restricted Stock Unit Award Agreement